
                                  NSAR ITEM 77O

                      VK Pennsylvania Tax Free Income Fund
                               10f-3 Transactions

  UNDERWRITING #                UNDERWRITING            PURCHASED FROM         AMOUNT OF SHARES           % OF        DATE OF
                                                                                  PURCHASED           UNDERWRITING    PURCHASE


         1                  Guan Power Authority         Paine Webber               1,250                  0.36%      05/11/99
